UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 15, 2011

                          COMMERCE GROUP CORP.
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         (Exact name of registrant as specified in its charter)

     Wisconsin                     1-7375                  39-6050862
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(State or other           (Commission File Number)       (IRS Employer
 jurisdiction of                                      Identification No.)
of incorporation)

          N8 W22577 Johnson Drive, Waukesha, Wisconsin  53186
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     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (262) 522-8509



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      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

COMPANY FILES A MEMORIAL IN SUPPORT OF ITS APPLICATION FOR ANNULMENT; CAFTA PROCEEDING SUSPENDED PENDING PAYMENT

On December 15, 2011, Commerce Group Corp. (the "Company") and San Sebastian Gold Mines, Inc., an affiliate which is 82 1/2% owned by the Company, submitted their Memorial in Support of the Application for Annulment to the International Centre for Settlement of Investment Disputes ("ICSID"). The Memorial was due under the schedule set by the ad hoc Committee, which is a three member panel which ICSID assigned to hear the Application for Annulment submitted by the Company and its affiliate on July 11, 2011.

A full text of the December 15, 2011 memorial will be posted on the Company's website (www.commercegroupcorp.com).

While the Company and its affiliate have met the deadline established by the ICSID ad hoc Committee for submitting their Memorial, the Company has been unable to pay the $150,000 advance deposit requested by ICSID to cover the cost of the hearing on the Application for Annulment. In accordance with ICSID Administrative and Financial Regulation 14(3)(d) and (e), the Secretary-General of ICSID has moved that the ad hoc Committee stay the proceeding in this case, and on December 19, 2011 the ad hoc Committee decided to stay the proceeding because the payment was not made. If the proceeding remained stayed for non-payment for a consecutive period in excess of six months, the Secretary-General may, after notice to and as far as possible in consultation with the parties, move that the ad hoc Committee discontinue the proceeding.

A full text of the December 19, 2011 letter sent by the Secretary-General will be posted on the Company's website (www.commercegroupcorp.com).

On December 15, 2011, the law firm representing the Government of El Salvador ("GOES") submitted a letter to the ad hoc Committee and to ICSID in response to ICSID's August 17, 2011 and October 24, 2011 requests for advance payments to fund the annulment proceeding and in response to the Company's November 17, 2011 letter notifying the ad hoc Committee that it was unable to pay the requested advance payment.

A full text of the December 15, 2011 letter from the law firm representing the GOES to the ad hoc Committee and to ICSID will be posted on the Company's website (www.commercegroupcorp.com).

For additional information about the Company's claims against the Government of El Salvador, reference is made to the Company's 8-Ks that were filed with the Securities and Exchange Commission on March 18, 2009, July 2, 2009, July 2, 2010, August 19, 2010, September 17, 2010, March
15, 2011, July 14, 2011 and November 21, 2011.



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FORWARD-LOOKING STATEMENTS

Certain statements in this release, and other written or oral statements made by the Company, including the use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions, are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements of the Company to be different from those expressed or implied. The Company assumes no obligation and does not intend to update these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: competitive and general economic conditions, adverse effects of litigation, the timely development and acceptance of services, significant changes in the competitive environment, the failure to generate or the loss of significant numbers of customers, the loss of senior management, increased government regulation or the Company's failure to integrate its acquired companies to achieve the synergies and efficiencies described in the "Management's Discussion and Analysis" section of the Company's Form 10-K and other reports and filings with the Securities and Exchange Commission (SEC), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.



                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMMERCE GROUP CORP.
                                  (Registrant)

                                  /s/ Edward A. Machulak
Date:  December 19, 2011         _______________________________________
                                 By:  Edward A. Machulak, President


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